Exhibit 5

Christopher Olander, Esq.

10715 Red Run Blvd, Suite 101

Owings Mills, Maryland 21117

June 22, 2006

Board of Directors

Avatech Solutions, Inc.

10715 Red Run Blvd., Suite 101

Owings Mills, MD 21117

Gentlemen:

I have acted as counsel to Avatech Solutions, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-1 (the “Registration Statement”) relating to the offer of up to 6,810,000 shares of common stock, $.01 par value per share (the “Shares”), by the selling shareholders named in the Registration Statement.

I have examined copies of the (i) Certificate of Incorporation of the Company, as amended (the “Charter”), (ii) the Bylaws of the Company, as amended, and (iii) resolutions of the Board of Directors of the Company relating to the matters referred to therein. I have also examined the Registration Statement and exhibits thereto (collectively, with the documents described in the preceding sentence, the “Documents”).

In expressing the opinions set forth below, I have assumed, and as far as is known to me there are no facts inconsistent therewith, that all Documents are authentic, all documents submitted to me as certified or photostatic copies conform to the original documents, all signatures on all Documents are genuine, all public records reviewed or relied upon by me are true and complete, and all statements and information contained in the Documents are true and complete.

I express no opinion upon any matter other than that explicitly addressed below, and my opinion herein contained shall not be interpreted to be an implied opinion upon any other matter.

Based upon the foregoing, it is my opinion that the Shares are duly and validly issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name. In giving this opinion, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Christopher Olander
Christopher Olander, Esq.